UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  June 24, 2019

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, Aegion Corporation (the “Company”) appointed John L. Heggemann as Senior Vice President, Corporate Controller and Chief Accounting Officer of the Company.  Mr. Heggemann will also serve as the principal accounting officer of the Company. Mr. Heggemann, age 41, has served as the Company’s Vice President – Operational Finance, Middle East and Asia Pacific, based in Dubai, UAE, from April 2018 to June 2019. Prior to that role, Mr. Heggemann served as the Company’s Senior Controller and Director of Cost Accounting in the Corrosion Protection Platform and as a Plant/Manufacturing Controller and Senior Financial Analyst in the Infrastructure Solutions Platform. Mr. Heggemann has been with the Company since August 2013 and previously worked for the Company from September 2001 to September 2006.  From September 2006 to August 2013, Mr. Heggemann served in finance-related roles with Spartan Showcase, a division of Leggett & Platt, Inc., and with Carboline Company, a division of RPM International Inc.

                There are no family relationships between Mr. Heggemann and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Heggemann and any other person pursuant to which Mr. Heggemann was selected as an officer. Mr. Heggemann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Heggemann’s new position with the Company, the Company approved an increase in Mr. Heggemann’s annual base salary to $240,000 effective June 24, 2019. In addition, Mr. Heggemann’s annual incentive bonus target will increase to 40% of his annual base salary (retroactive to January 1, 2019), subject to the achievement of the financial and non-financial goals set forth in the Company’s 2019 Management Annual Incentive Plan, which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2019.  The Company also approved a grant to Mr. Heggemann of restricted stock units (“RSUs”) having an aggregate nominal value of approximately $175,000 with a grant date of June 24, 2019. The RSUs will cliff vest on June 24, 2022 and are subject to the terms of a Restricted Stock Unit Agreement in substantially the form filed as Exhibit 10.22 to the Company’s Form 10-K for the quarter and year ended December 31, 2018.  The Company and Mr. Heggemann also entered into a Change in Control Severance Agreement (the “Continuation Agreement”).  The Continuation Agreement includes a “double trigger” such that benefits are only payable if there is a Change in Control (as defined in the Continuation Agreement) followed, within 24 months after the Change in Control, by a Qualifying Termination (as defined in the Continuation Agreement).  Upon such a double trigger, Mr. Heggemann would receive 1.00 times base salary and bonus.  Benefits are payable during the period beginning on the date of termination and ending 12 months after such date.  Finally, under the Company’s Severance Policy, filed as Exhibit 10.15 to the Company’s Form 10-K for the year ended December 31, 2018 (the “Severance Policy”), Mr. Heggemann is now classified as a Tier 2.5 employee.  As such, in the event of a qualifying termination under the Severance Policy, Mr. Heggemann would receive his base salary for a period of 12 months and would be eligible for up to $10,000 in outplacement services.

The foregoing description of Mr. Heggemann’s Change in Control Severance Agreement is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 2019.

In connection with and effective as of Mr. Heggemann’s appointment, Kenneth L. Young resigned his positions as the Company’s Corporate Controller and Chief Accounting Officer as well as the Company’s principal accounting officer. Mr. Young’s resignation of these positions is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal controls over financial reporting. Mr. Young will continue to serve as the Company’s Senior Vice President and Treasurer.  In connection with his resignation of his positions as the Company’s Corporate Controller and Chief Accounting Officer as well as the Company’s principal accounting officer, Mr. Young will cease to receive the $10,000 per month compensation adjustment that commenced upon his appointment as Interim Corporate Controller and Chief Accounting Officer, as disclosed in the Company’s current report on Form 8-K filed on April 27, 2018, and continued during the time in which Mr. Young served as Corporate Controller, Chief Accounting Officer and principal accounting officer.

Item 7.01.	Regulation FD Disclosure

                On June 24, 2019, the Company issued a press release announcing Mr. Heggemann’s appointment as Senior Vice President, Corporate Controller and Chief Accounting Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press Release Issued by Aegion Corporation on June 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Mark A. Menghini
Senior Vice President and General Counsel

Date: June 28, 2019